UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018

WINGSTOP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37425	47-3494862
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5501 LBJ Freeway, 5th Floor, Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)
(972) 686-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
General

As previously announced, on November 6, 2018, Wingstop Inc. (the “Company”) entered into a material definitive agreement relating to a refinancing of its business pursuant to a privately placed securitization transaction (the “Refinancing Transaction”). To complete the Refinancing Transaction, on November 14, 2018 (the “Closing Date”), Wingstop Funding LLC, a Delaware limited liability company (the “Issuer”), a limited purpose, bankruptcy-remote, indirect wholly-owned subsidiary of the Company issued $320 million of its Series 2018-1 4.970% Fixed Rate Senior Secured Notes, Class A-2 (the “Class A-2 Notes”). The offering was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the issuance of the Class A-2 Notes, the Issuer also entered into a revolving financing facility of Series 2018-1 Variable Funding Senior Notes, Class A-1 (the “Variable Funding Notes”), which permits borrowings of up to a maximum principal amount of $20 million, which may be used to issue letters of credit. The Class A-2 Notes and the Variable Funding Notes are referred to collectively as the “Notes.” Subject to certain limitations, the Notes are secured by certain of the Company’s domestic and foreign revenue-generating assets, consisting principally of franchise-related agreements, intellectual property, and vendor rebate contracts (collectively, the “Securitized Assets”), that were contributed or otherwise transferred to the Issuer and certain other limited-purpose, bankruptcy-remote, wholly owned indirect subsidiaries of the Company (collectively, the “Securitization Entities”) that act as Guarantors (as defined below). See also “Guarantees and Collateral,” described below.

Class A-2 Notes

The Notes were issued under a Base Indenture (the “Base Indenture”) and the related Series 2018-1 Supplement thereto (the “Series 2018-1 Supplement”), each dated November 14, 2018, by and between the Issuer and Citibank, N.A., as trustee (in such capacity, the “Trustee”) and securities intermediary. The Base Indenture and the Series 2018-1 Supplement (collectively, the “Indenture”) will allow the Issuer to issue additional series of notes in the future, subject to certain conditions set forth therein.

Interest and principal payments on the Class A-2 Notes are payable on a quarterly basis.  The requirement to make such quarterly principal payments on the Class A-2 Notes is subject to certain financial conditions set forth in the Indenture. The legal final maturity date of the Notes is in December of 2048, but, unless earlier prepaid to the extent permitted under the Indenture, the anticipated repayment date of the Class A-2 Notes will be in December 2023. If the Issuer has not repaid or refinanced the Class A-2 Notes prior to the anticipated repayment date, additional interest will accrue on the Notes in an amount equal to the greater of (A) 5.00% per annum and (B) a per annum interest rate equal to the excess, if any, by which the sum of (i) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on such anticipated repayment date of the United States Treasury Security having a term closest to 10 years, plus (ii) 5.00%, plus (iii) 1.814%, exceeds the original interest rate of the Class A-2 Notes.

Variable Funding Notes

In connection with the issuance of the Class A-2 Notes, the Issuer also entered into a revolving financing facility consisting of Variable Funding Notes, which permits borrowings of up to a maximum principal amount of $20 million, which may be used to issue letters of credit. The Variable Funding Notes were issued under the Indenture and allow for borrowings on a revolving basis. Borrowings and certain additional terms related to the Variable Funding Notes are governed by the Class A-1 Note Purchase Agreement, dated November 14, 2018, by and among the Issuer, the Guarantors, Wingstop Restaurants Inc., as manager (the “Manager”), certain conduit investors, financial institutions, and funding agents, Barclays Bank PLC, as swingline lender and as administrative agent, and Barclays Bank PLC, New York Branch, as provider of letters of credit (the “Variable Funding Note Purchase Agreement”). The Variable Funding Notes will be governed by both the Variable Funding Note Purchase Agreement and the Indenture. Depending on the type of borrowing under the Variable Funding Notes, interest on the Variable Funding Notes will be based on (i) the prime rate, (ii) overnight federal funds rates, (iii) the London interbank offered rate for U.S. Dollars or (iv) with respect to advances made by conduit investors, the weighted average cost of, or related to, the issuance of commercial paper allocated to fund or maintain such advances, in each case plus any applicable margin, as more fully set forth in the Variable Funding Note Purchase Agreement. The Issuer has not drawn on the Variable Funding Notes as of the Closing Date. There is a commitment fee on the unused portion of the Variable Funding Notes facility, which is 50 basis points based on the utilization under the Variable Funding Notes facility. It is anticipated that the principal and interest on the Variable Funding Notes will be repaid in full on or prior to December of 2021, subject to two additional one-year extensions at the option of the Manager. Following the anticipated repayment date (and any extensions thereof), additional interest will accrue on the Variable Funding Notes equal to 5.00% per annum.

Guarantees and Collateral

Pursuant to the Guarantee and Collateral Agreement, dated November 14, 2018, by and among Wingstop Guarantor LLC and Wingstop Franchising LLC, each as a guarantor of the Notes (collectively, the “Guarantors”), in favor of Citibank, N.A., as trustee (the “Guarantee and Collateral Agreement”), the Guarantors guarantee the Notes and the obligations of the Issuer under the Indenture and related documents and secure the guarantee by granting a security interest in the Securitized Assets, subject to certain limitations as set forth therein.

The Notes are obligations only of the Issuer pursuant to the Indenture and are unconditionally and irrevocably guaranteed by the Guarantors pursuant to the Guarantee and Collateral Agreement. The pledge and security interest provisions with respect to the Issuer are included in the Base Indenture. Except as described below, neither the Company nor any subsidiary of the Company, other than the Securitization Entities, will guarantee or in any way be liable for the obligations of the Issuer under the Indenture or the Notes.

Management of the Securitized Assets

None of the Securitization Entities has employees. Each of the Securitization Entities entered into a Management Agreement, dated November 14, 2018, by and among the Securitization Entities, the Manager, and Citibank, N.A., as trustee (the “Management Agreement”). The Manager will act as the manager with respect to the Securitized Assets. The primary responsibilities of the Manager will be to perform certain franchising, intellectual property, and operational functions on behalf of the Securitization Entities with respect to the Securitized Assets pursuant to the Management Agreement. The Manager will be entitled to the payment of the weekly management fee, as set forth in the Management Agreement, which includes reimbursement of certain expenses, and will be subject to the liabilities set forth in the Management Agreement.

The Manager will manage and administer the Securitized Assets in accordance with the terms of the Management Agreement and the management standards set forth in the Management Agreement. Subject to limited exceptions set forth therein, the Management Agreement does not require the Manager to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers under the Management Agreement if the Manager has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.

Subject to limited exceptions set forth in the Management Agreement, the Manager will indemnify each Securitization Entity, the trustee, and certain other parties, and their respective members, officers, directors, employees, and agents for all claims, penalties, fines, forfeitures, losses, legal fees, and related costs and judgments and other costs, fees, and reasonable expenses that any of them may incur as a result of (a) the failure of the Manager to perform its obligations under the Management Agreement, (b) the breach by the Manager of any representation or warranty or covenant under the Management Agreement, or (c) the Manager’s negligence, bad faith, or willful misconduct in the performance of its duties.

Covenants and Restrictions

The Notes are subject to a series of covenants and restrictions customary for transactions of this type, including (i) that the Issuer maintains specified reserve accounts to be used to make required payments in respect of the Notes, (ii) provisions relating to optional and mandatory prepayments and the related payment of specified amounts, including specified make-whole payments in the case of the Class A-2 Notes under certain circumstances, (iii) certain indemnification payments in the event, among other things, that the assets pledged as collateral for the Notes are in stated ways defective or ineffective, and (iv) covenants relating to recordkeeping, access to information, and similar matters. The Notes are also subject to customary rapid amortization events provided for in the Indenture, including events tied to failure to maintain stated debt service coverage ratios, the sum of global gross sales for specified restaurants being below certain levels on certain measurement dates, certain change of control and manager termination events, an event of default, and the failure to repay or refinance the Class A‑2 Notes on the applicable scheduled maturity date. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective, and certain judgments.

Use of Proceeds

On the Closing Date, a portion of the net proceeds of the offering were used (i) to repay approximately $215 million borrowed under the Credit Agreement, dated January 30, 2018 (the “Credit Agreement”), by and among the Company, certain of its direct and indirect wholly-owned subsidiaries, Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto from time to time, after which the commitments thereunder were repaid in full and the Credit Agreement was terminated, (ii) to fund a portion of a reserve account for the payment of interest on the Notes, (iii) to pay fees and expenses related to the issuance of the Notes, and (iv) for general corporate purposes, including the return of cash to the Company’s stockholders through the issuance of a special dividend, as described in more detail below under Item 8.01.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the Base Indenture, the Series 2018-1 Supplement, the Variable Funding Note Purchase Agreement, the Guarantee and Collateral Agreement and the Management Agreement, which have been filed as Exhibits 4.1, 4.2, 10.1, 10.2, and 10.3, respectively, hereto and are hereby incorporated herein by reference. Interested parties should read the documents in their entirety.

Item 1.02 Termination of a Material Definitive Agreement
The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangment of a Registrant
The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events
On November 14, 2018, the Board of Directors of the Company (the “Board”) declared a special cash dividend of $3.05 per share payable on December 3, 2018 to its holders of common stock of record as of November 26, 2018. The dividend will be funded through proceeds from the issuance and sale of the Notes. A portion of the special dividend that is equal to the Company’s current and accumulated earnings and profits through fiscal year end December 29, 2018 will be taxable to stockholders as a qualified dividend for U.S. federal income tax purposes. While the tax treatment of the special dividend cannot be concluded with certainty until 2019, the Company expects approximately 85-95% of the dividend to be in excess of the Company’s earnings and profits. Stockholders are encouraged to consult with their financial and tax advisors regarding circumstances of their individual situation.

The Company intends to provide a preliminary estimate of its accumulated earnings and profits through fiscal year end December 29, 2018 in the Investor Relations section of its website (www.wingstop.com). Since the earnings and profits amount will not be finalized until the Company completes its corporate income tax returns for the December 29, 2018 fiscal year, the Company expects to provide final information as soon as it is available, but no later than October 2019.

In connection with the completion of the Refinancing Transaction described in Item 1.01 hereof, the Company issued a press release on November 14, 2018, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
4.1	Base Indenture, dated as of November 14, 2018, by and between Wingstop Funding LLC, as Issuer, and Citibank, N.A., as Trustee and Securities Intermediary.
4.2
Series 2018-1 Supplement to Base Indenture, dated as of November 14, 2018, by and between Wingstop Funding LLC, as Issuer of the Series 2018-1 fixed rate senior secured notes, Class A-2, and Series 2018-1 variable funding senior notes, Class A-1, and Citibank, N.A., as Trustee and Series 2018-1 Securities Intermediary.

10.1
Class A-1 Note Purchase Agreement, dated as of November 14, 2018, by and among Wingstop Funding LLC, as Issuer, each of Wingstop Guarantor LLC and Wingstop Franchising LLC, as Guarantor, Wingstop Restaurants Inc., as Manager, the conduit investors party thereto, the financial institutions party thereto, certain funding agents, Barclays Bank PLC, Swingline Lender and Administrative Agent, and Barclays Bank PLC, New York Branch, as L/C Provider.

10.2	Guarantee and Collateral Agreement, dated as of November 14, 2018, by and among Wingstop Guarantor LLC and Wingstop Franchising LLC, each as a Guarantor, in favor of Citibank, N.A., as Trustee.
10.3
Management Agreement, dated as of November 14, 2018, by and among Wingstop Funding LLC, Wingstop Franchising LLC, Wingstop Guarantor LLC. Wingstop Restaurants Inc., as Manager, and Citibank, N.A., as Trustee.

99.1	Press Release issued by Wingstop Inc. on November 14, 2018.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wingstop Inc.

Date:	November 14, 2018	By:	/s/ Michael J. Skipworth
Chief Financial Officer (Principal Financial and Accounting Officer)